Exhibit 3.13

CERTIFICATE OF CONVERSION

TO LIMITED LIABILITY COMPANY

OF

SRS DEVELOPMENT INC.

TO

SRS DEVELOPMENT LLC

This Certificate of Conversion to Limited Liability Company, dated as of March 27, 2014, has been duly executed and is being filed by the undersigned to convert SRS Development Inc., a Delaware corporation (the “Corporation”), to SRS Development LLC, a Delaware limited liability company, pursuant to Section 18-214 of the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101, et seq. (the “Act”), and Section 266 of the General Corporation Law of the State of Delaware, 8 Del. C. §§ 101, et seq. (the “DGCL”).

1.	The Corporation filed its original certificate of incorporation with the Secretary of State of the State of Delaware on October 28, 1993.

2.	The name and type of entity of the Corporation immediately prior to the filing of this Certificate of Conversion to Limited Liability Company was SRS Development Inc., a Delaware corporation.

3.	The name of the limited liability company into which the Corporation shall be converted as set forth in its Certificate of Formation is SRS Development LLC.

4.	The conversion of the Corporation to a limited liability company has been approved in accordance with the provisions of Section 266 of the DGCL and Section 18-214 of the Act.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion to Limited Liability Company as of the date first written above.

SRS DEVELOPMENT INC.

By:	/S/ LESLIE S. BRUSH
	Name:	Leslie S. Brush
	Title:	Vice President and Secretary

CERTIFICATE OF FORMATION

OF

SRS DEVELOPMENT LLC

1. The name of the limited liability company is SRS Development LLC.

2. The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware 19801.

3. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 27th day of March, 2014.

/S/ LESLIE S. BRUSH
Leslie S. Brush, Authorized Person